ARTICLES OF ORGANIZATION
                                  OF
                          JOSHUA TREE FINISHERS
                        LIMITED LIABILITY COMPANY

                     A NEVADA LIMITED LIABILITY COMPANY

                             Exhibit 3 (d)

WE, THE UNDERSIGNED, PURSUANT TO THE NEVADA REVISED STATUTES
GOVERNING LIMITED LIABILITY COMPANIES, HEREBY ADOPT THE FOLLOWING
ARTICLES OF ORGANIZATION FOR A LIMITED LIABILITY COMPANY:

                                ARTICLE I
                                  NAME
                                  ----

THE NAME OF THE LIMITED LIABILITY COMPANY IS JOSHUA TREE FINISHERS, LIMITED LIABILITY COMPANY.

                                ARTICLE II
                                 DURATION
                                 --------

THIS COMPANY SHALL DISSOLVE, AND ITS PERIOD OF DURATION SHALL END, 30 YEARS FROM THE DATE THESE ARTICLES OF ORGANIZATION ARE FILED WITH THE NEVADA SECRETARY OF STATE.

                                ARTICLE III
                               RESIDENT AGENT
                               --------------

THE NAME AND BUSINESS AND MAILING ADDRESS OF THE RESIDENT AGENT
OF THE COMPANY IS:

                       CORPORATE AGENTS OF NEVADA
                      3110 SOUTH VALLEY VIEW, SUITE 105
                         LAS VEGAS, NEVADA 89102

                                ARTICLE IV
                             RECORDS OFFICE
                             --------------

THE ADDRESS OF THE COMPANY IN NEVADA WHERE ITS RECORDS WILL BE
MAINTAINED AS REQUIRED BY NRS 86.241 IS 3110 S. VALLEY VIEW
SUITE 105, LAS VEGAS NEVADA 89102.

                                ARTICLE V
                              CONTINUATION
                              ------------

UPON THE DEATH, RETIREMENT, RESIGNATION, EXPULSION BANKRUPTCY OR DISSOLUTION OF A MEMBER OR THE OCCURRENCE OF ANY OTHER EVENT WHICH TERMINATES THE CONTINUED MEMBERSHIP OF A MEMBER IN THIS COMPANY,
THE REMAINING MEMBERS MAY UNANIMOUSLY AGREE TO CONTINUE THE BUSINESS OF THIS COMPANY AS PROVIDED IN THE OPERATING AGREEMENT

                               ARTICLE VI

                            PLACE OF BUSINESS
                            -----------------

THE PLACE OF BUSINESS FOR JOSHUA TREE FINISHERS WILL BE 5240 WEST
WARM SPRINGS ROAD, LAS VEGAS, NV 89102.

                               ARTICLE VII
                                ORGANIZER
                                ---------

THE NAME, MAILING ADDRESS AND BUSINESS ADDRESS OF THE ORGANIZER IS THOMAS C. COOK, 3110 S. VALLEY VIEW BLVD., SUITE. 105, LAS VEGAS,
NEVADA 89102.

                               ARTICLE VII
                           ADDITIONAL MEMBERS
                           ------------------

ADDITIONAL MEMBERS MAY BE ADMITTED BY THE MANAGERS AS PROVIDED IN
THE OPERATING AGREEMENT.

                               ARTICLE IX
                               MANAGEMENT
                               ----------

THE COMPANY SHALL BE MANAGED BY THE MANAGERS AND EACH MANAGER HAS THE RIGHT TO MANAGE COMPANY SOLELY AND INDEPENDENTLY. THE MANAGERS OF THE COMPANY SHALL INITIALLY BE:

   DAVID M. ROOKER                     AMY L. ROOKER
   5240 WEST WARM SPRINGS ROAD         5240 WEST WARM SPRINGS ROAD
   LAS VEGAS, NV 89119                 LAS VEGAS, NV 89119


                                ARTICLE X
                         RETURN OF CONTRIBUTIONS
                         -----------------------

A MEMBERS MAY ONLY DEMAND CASH IN RETURN FOR HIS OR ITS CONTRIBUTION TO CAPITAL BUT THE COMPANY MAY REQUIRE A MEMBER TO ACCEPT CASH
PROPERTY, PROMISSORY NOTES OR ANY COMBINATION THEREOF IN RETURN
FOR THE MEMBER'S CONTRIBUTION TO CAPITAL.

IN WITNESS I HAVE WHEREOF, I HAVE HEREUNTO SET MY HAND THIS TUESDAY AUGUST 01, 2000.



/S/ Thomas C. Cook
    THOMAS C. COOk, ORGANIZER




THIS INSTRUMENT WAS ACKNOWLEDGED BEFORE ME ON AUGUST 1, 2000 By
THOMAS C. COOK, AS ORGANIZER OF JOSHUA TREE FINISHERS, LIMITED
LIABILITY COMPANY.



/S/ Matthew J. Blevins        NOTARY PUBLIC
    NOTARY PUBLIC            STATE OF NEVADA
                             COUNTY OF CLARK
                            MATHEW J. BLEVINS
                     MY APPOINTMENT EXPIRES JAN 14, 2002

                  CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                    AS
                              RESIDENT AGENT
                                    OF
                           JOSHUA TREE FINISHERS
                         LIMITED LIABILITY COMPANY

I, PANTELIS LANGIS, ON BEHALF OF CORPORATE AGENTS OF NEVADA INC. ("CAN"), HEREBY CERTIFY THAT ON THE TUESDAY, AUGUST 01, 2000, CAN ACCEPTED THE APPOINTMENT AS RESIDENT AGENT OF THE ABOVE NAMED LIMITED LIABILITY COMPANY IN ACCORDANCE WITH CHAPTER 86 OF THE NEVADA REVISED STATUTES.
THE OFFICER FOR THE RESIDENT AGENT IS LOCATED AT 3110 S. VALLEY VIEW, 105, LAS VEGAS, NEVADA 89102


IN WITNESS WHEREOF I HAVE HEREUNTO SET MY HAND THIS TUESDAY, AUGUST
01, 2000.

/S/ PANTELIS LANGIS
    PANTELIS LANGIS